The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-224437

Subject to Completion
Preliminary Prospectus Supplement dated July 16, 2019

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 3, 2018)

$

BeyondSpring Inc.

Ordinary Shares

We are offering      ordinary shares with an aggregate offering price of $       million. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “BYSI.” The last reported sales price of our ordinary shares on the Nasdaq Capital Market on July 15, 2019 was $19.35.

We are an “emerging growth company” under federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements.

Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	The underwriter will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

We have also granted the underwriter an option for a period of 30 days to purchase up to an additional $       million of ordinary shares from us on the same terms as set forth above. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $       , and the total proceeds to us, before expenses, will be $      .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the ordinary shares is expected to be made on or about July      , 2019 only in book-entry form through the facilities of the Depository Trust Company.

Sole Book-Running Manager

William Blair

Prospectus Supplement dated July       , 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-224437) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on April 25, 2018, and declared effective on May 3, 2018. Under this shelf registration statement, of which this offering is a part, we may, from time to time, sell up to 5,000,000 of our ordinary shares.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our ordinary shares by us, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will supersede and govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may authorize to be distributed to you. We have not, and William Blair & Company, L.L.C. has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to: “BeyondSpring,” the “Company,” “us,” “we,” “our” and similar designations refer to Dalian Wanchun Biotechnology Co., Ltd., or Wanchun Biotech, the former holding company of our U.S. subsidiary and its consolidated subsidiaries, as a whole, prior to the completion of our internal corporate reorganization, and BeyondSpring Inc. and its consolidated subsidiaries, after the completion of our internal corporate reorganization on July 20, 2015.

“$” refers to United States Dollars.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Nasdaq” refers to the Nasdaq Capital Market.

“Our shares” or “ordinary shares” and similar expressions refer to our ordinary shares, par value $0.0001 per share.

“PRC” or “China” refer to the People’s Republic of China.

“RMB” refers to Renminbi.

“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

“Securities Act” refers to the Securities Act of 1933, as amended.

S-ii

This prospectus supplement contains brand names or trademarks, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names.

S-iii

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus as well as the financial statements and notes thereto, and the other information incorporated by reference herein, including our most recent Annual Report on Form 20-F, before making an investment decision.

BeyondSpring Inc.

Overview

We are a global clinical stage biopharmaceutical company focused on the development and commercialization of innovative immuno-oncology cancer therapies. Our lead asset, Plinabulin, is being studied in late stage clinical trials as an anti-cancer agent in combination with docetaxel in advanced non-small cell lung cancer, or NSCLC, and for its potential benefit in the prevention of high and intermediate risk chemotherapy-induced neutropenia, or CIN. Plinabulin is also currently being studied in two investigator-initiated trials for its therapeutic potential in combination with various immuno-oncology agents, including in combination with nivolumab for the treatment of NSCLC at the University of California San Diego and in combination with programmed cell death protein 1 and CTLA-4 antibodies for the treatment of small cell lung cancer at the Rutgers University. We own global rights to Plinabulin in all countries except China. Upon the closing of the Subsidiary Financing Transactions (as defined below), we expect that we will own a 57.14% interest in our China subsidiary, which owns 100% of the rights to Plinabulin in China. See “—Recent Developments.” We are also developing three small molecule immune agents, currently in preclinical stages, and a drug development platform using ubiquitin mediated protein degradation pathway.

Plinabulin is a marine-derived small-molecule with a number of distinct immune activities that may provide multiple therapeutic opportunities. We believe that Plinabulin has direct anti-tumor effects. In the Phase 2 portion of a Phase 1/2 clinical trial in 163 advanced NSCLC patients, or Study 101, the addition of Plinabulin to a standard regimen of docetaxel increased anti-tumor activity compared to docetaxel monotherapy in a subset of patients with measureable lung lesions. In June 2016, we initiated Study 103, a Phase 3 trial in the U.S., China and Australia of Plinabulin in combination with docetaxel in patients with advanced NSCLC. In the first quarter of 2019, we reached the first pre-specified interim analysis at a death event of one-third of patients and the Data and Safety Monitoring Board, or DSMB, recommended the trial to continue. As of the date of this prospectus supplement, Study 103 has enrolled over 400 patients in a 554-patient trial.

In addition, we believe Plinabulin has the potential for an overall superior product profile in the prevention of both high and intermediate risk CIN. Neutropenia is an abnormally low blood concentration of neutrophils, a type of white blood cell, which may result from an abnormal rate of destruction or a low rate of synthesis of white blood cells in bone marrow. CIN is a significant cause of morbidity and mortality in cancer patients as well as significant factor in the interruption of chemotherapy. G-CSFs, the predominant therapies in the CIN space, had annual worldwide sales of over $9.3 billion during the twelve months ended June 30, 2018, but are limited by their inability to adequately address CIN, burdensome side effects and dosing inconvenience. In preclinical studies, Plinabulin increased the survival of neutrophils, a type of white blood cell important in the prevention of bacterial infections.

Plinabulin’s effect in preventing CIN has been demonstrated in four clinical trials so far, namely Study 101, Study 103, Study 105 and Study 106.

In the Phase 2 portion of Study 101, which was completed in 2012, the addition of Plinabulin to a standard regimen of docetaxel, a commonly used type of chemotherapy, led to a statistically significant reduction in the incidence of grade 4 neutropenia (p<0.0003) based on the lab value of absolute neutrophil count (ANC) on cycle 1 day 8 (the day in a chemotherapy cycle with the lowest neutrophil account due to docetaxel treatment).

In Study 103, we evaluated 138 patients on a secondary endpoint of grade 4 neutropenia reduction in cycle 1 day 8 and demonstrated Plinabulin’s ability to reduce docetaxel induced grade 4 neutropenia in NSCLC patients (p<0.0001). As part of our registration program for CIN, Plinabulin has been studied in two Phase 2/3 clinical trials, the first for the reduction of CIN caused by intermediate risk chemotherapy, composed solely of Taxotere (docetaxel), in NSCLC, breast cancer and prostate cancer patients (Study 105), and the second for the reduction of CIN caused by high risk chemotherapy, a myelosuppressive chemotherapeutic regimen composed of three agents, Taxotere (docetaxel), Adriamycin (doxorubicin) and Cytoxan (cyclophosphamide) in breast cancer patients (Study 106).

In the Phase 2 portion of Study 105, 55 NSCLC patients treated with Plinabulin reported better safety, including less bone pain, and had comparable absolute neutrophil count profiles (a measure of neutrophils per unit of blood that is calculated from measurements of the total number of white blood cells and bands, or immature neutrophils) and comparable durations of severe neutropenia (DSN) and neutropenia reduction compared to patients treated with Neulasta. Neulasta (pegfilgrastim) is a type of long-lasting G-CSF, which is the current standard of care for the prevention of high-risk CIN with annual global sales of approximately $7.0 billion. The Phase 2 portion of Study 105 also demonstrated that Plinabulin reduced thrombocytopenia, whereas Neulasta did not. Thrombocytopenia, a frequent side effect of chemotherapy, is the lowering of platelet counts that, when severe, leads to bleeding and anemia and can require transfusion with platelets and in severe cases can lead to cessation of chemotherapy. In addition, the data showed that Plinabulin has a superior immune profile compared to Neulasta based on promyelocytes and immature neutrophil data from the clinical study. The results of the Phase 2 portion of Study 105 established the recommended dose for the Phase 3 portion of the study. We enrolled approximately 105 patients for the Phase 3 portion of Study 105. In December 2018, we announced that the Phase 3 portion of Study 105 had met its primary endpoint of non-inferiority versus Neulasta for the DSN of the first cycle, with statistical significance in a pre-specified interim analysis. This conclusion was confirmed at the DSMB meeting in January 2019, chaired by Dr. Jeffrey Crawford, Chairman of the National Comprehensive Cancer Network Guidelines for Neutropenia Management in the U.S.

In the Phase 2 portion of Study 106, in approximately 115 breast cancer patients, Plinabulin in combination with 6 mg Neulasta (the Plinabulin/Neulasta Combo) was shown to lead to a clinically meaningful reduction of the duration of grade 3 and 4 neutropenia, a statistically significant reduction of grade 3 and 4 neutropenia and bone pain, and less immune suppression compared with Neulasta monotherapy. We believe that the clinical profile of Plinabulin given prior to a G-CSF has the potential to decrease severe neutropenia, bone pain and immune suppression, which may make it an attractive alternative to G-CSF monotherapy for the treatment of CIN. In March 2019, we announced at ASCO-SITC Clinical Immuno-Oncology Symposium (ASCO-SITC) that new clinical results from the Phase 2 portion of Study 106 indicated that the Plinabulin/Neulasta Combo resulted in better outcomes for CIN treatment and also reduced Neulasta’s potential immune-suppressive phenotype.

Plinabulin has been dosed in over 560 cancer patients with good tolerability. Pending positive results in our three clinical trials, Study 103, Study 105 and Study 106, we expect to submit two NDAs in China for Plinabulin for two separate indications either in the fourth quarter of 2019 or in the first quarter of 2020. The first is for Plinabulin in combination with docetaxel for second and third line treatment of NSCLC. The second is for the reduction of CIN in patients undergoing chemotherapy treatment for solid tumor and hematological cancers. Based on our previous discussions with the U.S. Food and Drug Administration, or FDA, after finalization of all three clinical trials, if positive results are achieved, we intend to submit NDAs in the U.S. for both treatment of NSCLC and CIN prevention in 2020. In December 2018, we engaged in positive pre-NDA discussions with the FDA regarding the content of chemistry, manufacturing and control, or CMC, sections of our planned NDAs for Plinabulin for the treatment of NSCLC and for CIN prevention. These discussions culminated with direct alignment with the FDA regarding expectations for our CMC sections of our planned NDAs for Plinabulin, putting us on track to submit these NDAs to the FDA.

We have a novel, highly scalable business model that integrates clinical resources in the U.S. and China. We believe that our strategy of dual development in the U.S. and China has provided and will continue to provide significant developmental advantages including the ability to conduct trials in China, which could result in faster enrollment, lower costs and an expedited approval process, as well as access to China’s large cancer population. Our drug development capabilities are facilitated by strong interest from clinical investigators in the U.S. as well as by our understanding of the pharmaceutical industry, clinical resources and regulatory system in China. In addition, this model represents significant commercial advantages for Plinabulin, as the U.S. and China are the two largest pharmaceutical markets in the world.

Our Pipeline

The following table summarizes the current status of our product development pipeline.

Program	Indication	Trial name	Preclinical	Phase 1	Phase 2	Phase 3	Commercial rights	China NDA filing	U.S. NDA filing
Late stage	Plinabulin + docetaxel	NSCLC (2nd/3rd line)	Study 103	Phase 3 first interim data analysis completed				Global[1]	Q4 2019/ Q1 2020	2020
	Plinabulin	CIN	Study 105	Phase 3 primary end point met at interim analysis				Global[1]	Q4 2019/ Q1 2020	2020
	Plinabulin + pegfilgrastim		Study 106	Phase 2 efficacy / safety end points met						
Investigator-initiated IO	Plinabulin + nivolumab	NSCLC (2nd/3rd line)	Fred Hutch/Univ. Washington/UCSD					Global[1]		
	Plinabulin + nivolumab + ipilimumab	SCLC	Rutgers University					Global[1]		
	Plinabulin + pembrolizumab + chemo	NSCLC (1st line)	Johns Hopkins					Global[1]		
Other oncology pipeline	Ubiquitination platform	Target KRAS	Univ. Washington /NYU					Global		
	BPI-002	Oral CTLA-4 inhibitor						Global		
	BPI-003	IKK inhibitor						Global		
	BPI-004	Neo-antigen generator						Global		

Note: [1] We own global rights to Plinabulin in all countries except China. In China, we currently own a 60% interest in our Chinese subsidiary, Wanchun Bulin, which owns a 100% interest in Plinabulin. Wanchun Bulin has entered into definitive agreements for the sale of equity interests to certain investors, which are expected to close in the near term. Upon closing, it is expected that we would hold 57.14% of Wanchun Bulin.

Recent Developments

In May 2019, we entered into an Open Market Sale Agreement with Jefferies LLC to sell our ordinary shares, for aggregate gross proceeds of up to $30.0 million from time to time, through at-the-market offerings. To date, we have received an aggregate of $13.0 million in proceeds through the at-the-market program, before deducting commissions and offering expenses.

In June and July, 2019, our partially-owned Chinese subsidiary, Dalian Wanchunbulin Pharmaceuticals Ltd., or Wanchun Bulin, which holds the intellectual property rights to Plinabulin in China and Hong Kong, entered into definitive agreements for the sale of equity interests to certain investors led by Efung Capital, a leading healthcare and biopharmaceutical venture capital fund. Under these agreements, Wanchun Bulin expects to sell 4.76% of its equity interests, or Subsidiary Equity Interests, for aggregate cash consideration of RMB100 million or approximately $14.5 million, or the Subsidiary Financing Transactions. We expect to use the proceeds of the Subsidiary Financing Transactions, after deducting expenses, to finance clinical and pre-clinical development and for general corporate purposes. The Subsidiary Financing Transactions are subject to the satisfaction of certain conditions and have not yet closed. Upon the closing of the Subsidiary Financing Transactions, we expect that we will indirectly hold 57.14% of the equity of Wanchun Bulin, Wanchun Biotech, a Chinese limited liability company owned by Lan Huang, our Chief Executive Officer, and Linqing Jia, our major shareholder, will hold 38.10% and the investors will hold 4.76% in the aggregate.

THE OFFERING

Ordinary shares offered by us
      ordinary shares (or       ordinary shares if the underwriter exercises in full its option to purchase additional ordinary shares).
Ordinary shares issued and outstanding prior to this offering
23,905,365 ordinary shares.
Ordinary shares to be issued and outstanding after this offering
      ordinary shares (or       ordinary shares if the underwriter exercises in full its option to purchase additional ordinary shares).
Option to purchase additional shares
We have granted the underwriter an option for a period of 30 days after the date of the underwriting agreement to purchase additional ordinary shares with an aggregate offering price of up to $       million, as described in “Underwriting.”
Use of proceeds
We estimate that the net proceeds from our issuance and sale of ordinary shares in this offering will be approximately $       million (or $       million if the underwriter exercises its option to purchase additional shares from us in full), after deducting estimated offering expenses payable by us. We intend to use the net proceeds to support continued clinical and pre-clinical development and for general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.
Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference herein (including under “Risk Factors” in our most recent Annual Report on Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our ordinary shares.
Nasdaq Capital Market symbol
“BYSI.”

Unless otherwise stated, all information in this prospectus supplement is based on 23,184,612 ordinary shares issued and outstanding as of March 31, 2019 and assumes no exercise of the underwriter’s option to purchase additional ordinary shares and does not include, as of that date, (i) 465,900 ordinary shares issuable upon the exercise of outstanding options, of which 345,900 were vested (with a weighted average exercise price of $28.87 per share) and 120,000 were unvested (with a weighted average exercise price of $25.13 per share) (of which 65,500 were subject to time-based vesting and 54,500 were subject to performance-based vesting); and (ii) 600,000 ordinary shares underlying other stock-based awards, all unvested and subject to performance-based vesting, under the 2017 Omnibus Incentive Plan, or our 2017 Incentive Plan.

Decheng Capital has indicated an interest in purchasing our ordinary shares in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase it’s possible that such indication does not result in their participation in the offering in any particular amount or at all.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below, on page 4 of the accompanying prospectus and in any updates in each report on Form 6-K that indicates that it is being incorporated by reference, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F, including in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on, or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Ordinary Shares and this Offering

You will experience immediate and substantial dilution after giving effect to the net proceeds from this offering.

The public offering price of our ordinary shares will be substantially higher than the pro forma net tangible book value per share of our ordinary shares before giving effect to this offering. Accordingly, if you purchase our ordinary shares in this offering, you will incur immediate substantial dilution of approximately $ per share, representing the difference between the public offering price and our pro forma as adjusted net tangible book value as of March 31, 2019.

Furthermore, if outstanding options are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our ordinary shares.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return in the near term, if at all. We intend to use the net proceeds of this offering to support continued clinical and pre-clinical development and for general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the documents incorporated by reference herein and any accompanying prospectus may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.

All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” beginning on page S-5 of this prospectus supplement, beginning on page 4 of the accompanying prospectus, and in our most recent Annual Report on Form 20-F filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus and the documents that we reference in this prospectus supplement and have filed with the SEC as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

Forward-looking statements in this prospectus supplement include, but are not limited to, statements about:

•	the initiation, timing, progress and results of our studies in animals and clinical trials, and our research and development programs;
•	our ability to advance our product candidates into, and successfully complete, clinical trials;
•	our reliance on the success of our clinical-stage product candidates;
•	the timing or likelihood of regulatory filings and approvals;
•	the commercialization of our product candidates, if approved;
•	our ability to develop sales and marketing capabilities;
•	the pricing and reimbursement of our product candidates, if approved;
•	the implementation of our business model, strategic plans for our business and technology;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;
•	costs associated with defending intellectual property infringement, product liability and other claims;
•	regulatory development in the United States, China and other jurisdictions;
•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;
•	our ability to maintain and establish collaborations or obtain additional grant funding;
•	the rate and degree of market acceptance of our product candidates;
•	developments relating to our competitors and our industry, including competing therapies;
•	our ability to effectively manage our anticipated growth;
•	our ability to attract and retain qualified employees and key personnel;
•	our expectations regarding the period during which we qualify as an emerging growth company under the U.S. Jumpstart Our Business Startups Act, or the JOBS Act;
•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;
•	the future trading price of our ordinary shares and impact of securities analysts’ reports on these prices;
•	our ability to continue as a going concern;
•	the use of proceeds from this offering; and
•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 20-F.

The “Risk Factors” section of this prospectus supplement, the accompanying prospectus and our Annual Report on Form 20-F references the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of          ordinary shares in this offering will be approximately $          million (or $          million if the underwriter exercises its option to purchase additional ordinary shares from us in full), after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to support continued clinical and pre-clinical development and for general corporate purposes.

Pending such use of the net proceeds from this offering, we intend to hold some amounts as cash and to invest the remaining net proceeds in a variety of capital preservation investments, including short-term investment-grade, interest-bearing instruments denominated in currencies and with maturities that match our contracted expenditures and financial plans.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of clinical and regulatory development programs and the amount and timing of product revenue, if any. In addition, we might decide to postpone or not pursue certain activities if, among other factors, the net proceeds from this offering and our other sources of cash are less than expected. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds.

DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ordinary shares for return on your investment” in our Annual Report on Form 20-F.

We are a holding company incorporated in the Cayman Islands. We will rely to some extent on dividends from our U.S., Australia and PRC subsidiaries for payment of any dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to make such dividend payments to us. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Doing Business in China—In the future, we may rely to some extent on dividends and other distributions on equity from our principal operating subsidiaries to fund offshore cash and financing requirements” and “Item 4. Information on the Company—B. Business Overview—Government Regulation—Chinese Regulation—Regulations of Dividend Distribution” in our Annual Report on Form 20-F.

CAPITALIZATION

The following table sets forth our cash, investments and total capitalization as of March 31, 2019, as follows:

•	on an actual basis;
•	on a pro forma basis to give effect to (i) our issuance and sale of 620,753 ordinary shares in the at-the-market offering as of July 12, 2019, after deducting underwriting discounts and commissions and estimated offering expenses; and
•	on a pro forma as adjusted basis to give effect to (i) our issuance and sale of 620,753 ordinary shares in the at-the-market offering as of July 12, 2019, after deducting underwriting discounts and commissions and estimated offering expenses; and (ii) our issuance and sale of ordinary shares in this offering based on a price of $ per ordinary share, as set forth on the cover page of this prospectus supplement, after deducting underwriting discounts and commissions and estimated offering expenses and assuming the underwriter does not exercise its option to purchase additional shares.

This table should be read in conjunction with our unaudited condensed consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

	As of March 31, 2019
	Actual	Pro Forma	Pro Forma as Adjusted
(Unaudited) (in thousands of U.S. Dollars (“$”), except share amounts)
Cash	$1,961	$14,397	$
(Deficit) equity:
Ordinary shares ($0.0001 par value; 500,000,000 shares authorized, 23,184,612 shares issued and outstanding as of March 31, 2019)	2	2
Additional paid-in capital	171,321	183,757
Accumulated deficit	(186,053)	(186,053)
Accumulated other comprehensive loss	(111)	(111)
Non-controlling interests	(2,191)	(2,191)
Total deficit	(17,032)	(4,596)
Total capitalization	(17,032)	(4,596)

The number of ordinary shares shown as issued and outstanding in the above table as of March 31, 2019 does not include (i) 465,900 ordinary shares issuable upon the exercise of outstanding options, of which 345,900 were vested (with a weighted average exercise price of $28.87 per share) and 120,000 were unvested (with a weighted average exercise price of $25.13 per share) (of which 65,500 were subject to time-based vesting and 54,500 were subject to performance-based vesting); and (ii) 600,000 ordinary shares underlying other stock-based awards, all unvested and subject to performance-based vesting, under the 2017 Incentive Plan.

DILUTION

If you invest in our ordinary shares in this offering, your interest will be diluted to the extent of the difference between the offering price per ordinary share you pay in this offering and the pro forma as adjusted net tangible book value per ordinary share immediately after this offering.

As of March 31, 2019, our net tangible book value was approximately $(17.0) million, or $(0.73) per ordinary share. Our net tangible book value represents our total tangible assets less our total liabilities. Our net tangible book value per ordinary share is our net tangible book value divided by the number of ordinary shares issued and outstanding as of March 31, 2019.

As of March 31, 2019, our pro forma net tangible book value was approximately $(4.6) million, or $(0.19) per ordinary share. Our pro forma net tangible book value per ordinary share is our net tangible book value divided by the number of ordinary shares outstanding as of March 31, 2019, after giving effect to our issuance and sale of 620,753 ordinary shares in the at-the-market offering as of July 12, 2019.

After giving effect to (a) the pro forma adjustment described in the preceding paragraph and (b) the issuance and sale by us of ordinary shares in this offering at an offering price of $       per ordinary share, as set forth on the cover page of this prospectus supplement, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming the underwriter does not exercise its option to purchase additional shares, our pro forma as adjusted net tangible book value as of March 31, 2019 would have been $       million, or $       per ordinary share. This represents an immediate increase in pro forma net tangible book value of $   per ordinary share to existing shareholders and an immediate dilution in net tangible book value of $       per ordinary share to investors purchasing our ordinary shares in this offering, as illustrated in the following table:

Public offering price per share			$
Net tangible book value per share as of March 31, 2019		$(0.73)
Pro forma increase in net tangible book value per share		0.54
Pro forma net tangible book value per share as of March 31, 2019		(0.19)
Increase in pro forma net tangible book value per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share after giving effect to the offering			$
Dilution in pro forma net tangible book value per share to new investors in this offering			$

If the underwriter exercises its option to purchase additional shares in full, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value per share as of March 31, 2019 after this offering would have been $       per share, the increase in the pro forma net tangible book value per share attributable to new investors would have been $       per share and the dilution to new investors purchasing our ordinary shares in this offering would have been $       per share.

The above discussion and table are based on 23,184,612 ordinary shares issued and outstanding as of March 31, 2019, which does not include (i) 465,900 ordinary shares issuable upon the exercise of outstanding options, of which 345,900 were vested (with a weighted average exercise price of $28.87 per share) and 120,000 were unvested (with a weighted average exercise price of $25.13 per share) (of which 65,500 were subject to time-based vesting and 54,500 were subject to performance-based vesting); and (ii) 600,000 ordinary shares underlying other stock-based awards, all unvested and subject to performance-based vesting, under the 2017 Incentive Plan.

To the extent that any additional equity awards are granted under our 2017 Incentive Plan in the future, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

TAXATION

The following discussion is a summary of the Cayman Islands, Chinese and U.S. federal income tax considerations relevant to the ownership and disposition of the ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective holder. The discussion is based on laws and relevant interpretations thereof as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, China and the United States. You should consult your tax advisors with respect to the consequences of the ownership and disposition of the ordinary shares. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel; to the extent the discussion relates to PRC tax law, it is the opinion of Han Kun Law Offices, our special PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, as the case may be, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.

People’s Republic of China Taxation

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82, issued by the State Taxation Administraion, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a Chinese enterprise or enterprise group as its primary controlling shareholder. Although BeyondSpring Inc. does not have a Chinese enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of BeyondSpring Inc. and its subsidiaries organized outside China.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to Chinese enterprise income tax on its worldwide income only if all of the following criteria are met:

•	the primary location of the enterprise’s senior executives of the day-to-day operational management and senior management departments performing their duties is in China;
•	decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China;
•	the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder meeting minutes are located or maintained in China; and
•	50% or more of voting board members or senior executives habitually reside in China.

Currently, some of the members of our management team are located in China. However, we do not believe that we meet all of the conditions outlined in the immediately preceding paragraph. BeyondSpring Inc. and its offshore subsidiaries are incorporated outside China. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside China. Moreover, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a Chinese “resident enterprise” by the Chinese tax authorities. Accordingly, we believe that BeyondSpring Inc. and its offshore subsidiaries should not be treated as a “resident enterprise” for Chinese tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (1) if the enterprise that distributes dividends is domiciled in China or (2) if gains are realized from transferring equity interests of enterprises domiciled in China, then such dividends or capital gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a Chinese tax resident enterprise for Chinese tax purposes, any dividends we pay to our overseas shareholders as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income. If we are considered a “non-resident enterprise” by the PRC tax authorities, the dividends paid to us by our PRC subsidiaries will be subject to a 10% withholding tax. The EIT Law also imposes a withholding income tax of 10% on dividends distributed by an foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. The Cayman Islands, where we are incorporated does not have such tax treaty with China. Under the Arrangement Between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, the dividend withholding tax rate may be reduced to 5%, if a Hong Kong resident enterprise that receives a dividend is considered a non-PRC tax resident enterprise and holds at least 25% of the equity interests in the PRC enterprise distributing the dividends, subject to approval of the PRC local tax authority. However, if the Hong Kong resident enterprise is not considered to be the beneficial owner of such dividends under applicable PRC tax regulations, such dividends may remain subject to withholding tax at a rate of 10%. In February, 2018, the SAT promulgated the Announcement on Issues Relating to “Beneficial Owner” in Tax Treaties, which provides the criteria of determination of “Beneficial Owner”. For determination of “Beneficial Owner”, actual conditions of the specific case shall be taken into account to conduct a comprehensive analysis. Accordingly, BeyondSpring HK may be able to enjoy the 5% withholding tax rate for the dividends it receives from its PRC subsidiaries if it satisfies the relevant conditions under tax rules and regulations and obtains the approvals as required.

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares. Except where noted, this summary deals only with U.S. Holders (as defined below) that acquire out ordinary shares in this offering and hold our ordinary shares as capital assets for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax considerations that may be relevant to a particular U.S. Holder and does not represent a detailed description of all of the U.S. federal income tax considerations applicable to shareholders that may be subject to special treatment under U.S. federal income tax laws, including:

•	banks, financial institutions or insurance companies;
•	real estate investment trusts, regulated investment companies or grantor trusts;
•	brokers or dealers in securities, commodities or currencies;
•	traders in securities who have elected the mark-to-market method of accounting for their securities;
•	tax-exempt entities or organizations, including individual retirement accounts or other tax-deferred accounts;
•	former citizens or long-term residents of the United States;

•	persons that will hold our shares as part of a “hedging,” “integrated” or “conversion” transaction or other risk reduction strategy or as a position in a “straddle” for U.S. federal income tax purposes;
•	entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or holders that will hold our shares through such an entity;
•	persons whose “functional currency” is not the U.S. dollar; or
•	holders that own or have owned directly, indirectly or constructively 10% or more of the voting power or value of our shares.

The discussion below is based upon the provisions of the Code, U.S. Treasury regulations, judicial and administrative interpretations thereof and the income tax treaty between the U.S. and China, or the Treaty, in each case as in effect and available on the date hereof. Such authorities may be replaced, revoked or modified, perhaps retroactively, and may be subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below.

This summary does not address all tax considerations that may be relevant to shareholders in light of their personal circumstances and does not address the Medicare tax imposed on certain net investment income or any state, local, foreign, gift, estate or alternative minimum tax considerations. Holders should consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of our ordinary shares in their particular circumstances. As used herein, the term “U.S. Holder” means a beneficial owner of an ordinary share that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons has or have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that is the beneficial owner of our ordinary shares will generally depend on the status of the partner and the activities of the partnership. A partner in such a partnership should consult its tax advisor regarding the tax consequences of the ownership and disposition of our ordinary shares.

Tax Residence of BeyondSpring Inc. for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation is generally considered a tax resident in the jurisdiction of its organization or incorporation. Thus, as a corporation incorporated under the laws of the Cayman Islands, we should generally be classified as a non-U.S. corporation (and therefore a non-U.S. tax resident) for U.S. federal income tax purposes. In certain circumstances, however, under section 7874 of the Code a corporation organized outside the United States will be treated as a U.S. corporation (and, therefore, a U.S. tax resident) unless one or more exceptions apply.

Section 7874 is generally implicated when a non-U.S. corporation acquires all of the stock of a U.S. corporation. If, immediately after such an acquisition, former shareholders of the U.S. corporation are considered to hold, for purposes of section 7874, 80% or more (by vote or value) of the stock of the acquiring non-U.S. corporation and certain other circumstances exist, the acquiring non-U.S. corporation will be treated as a U.S. corporation for U.S. federal income tax purposes. In such event, the acquiring non-U.S. corporation will be subject to U.S. corporate income tax on its worldwide income and the income of its non-U.S. subsidiaries will be subject to U.S. tax when repatriated (with a deduction available for the foreign-source portion of such income) or when deemed recognized under the U.S. federal income tax rules for controlled foreign subsidiaries. Additionally, any deferred foreign income of a non-U.S. subsidiary of a non-U.S. corporation that is treated as a U.S. corporation that has not previously been subject to U.S. taxation, determined as of November 2, 2017 or

December 31, 2017 (whichever amount is greater), will be subject to a “transition tax” imposed under the Tax Cuts and Jobs Act. Moreover, the gross amount of any dividends paid to a non-U.S. shareholder will be subject to U.S. withholding tax at a rate of 30% unless the non-U.S. shareholder is eligible for an exemption or reduced withholding rate under an applicable income tax treaty.

The determination of the percentage of stock of the acquiring non-U.S. corporation treated as held by former shareholders of the U.S. corporation for purposes of section 7874, or the section 7874 ownership percentage, is subject to various adjustments and exceptions, including an “internal group restructuring exception” and a “foreign-parented group exception,” both of which, when they apply, generally operate to reduce the section 7874 ownership percentage (and the likelihood that the acquiring non-U.S. corporation will be treated as a U.S. corporation for U.S. federal income tax purposes). The internal group restructuring exception, when applicable, effectively permits the acquisition of a U.S. corporation by certain of its non-U.S. affiliates without triggering the adverse effects of section 7874. The foreign-parented group exception, when applicable, ensures that certain post-acquisition transfers of the non-U.S. acquiring corporation do not defeat the otherwise appropriate application of the internal group restructuring exception to the acquisition of a U.S. corporation. Section 7874 also contains an anti-abuse rule pursuant to which the transfer of property, including stock, may be disregarded if the transfer is part of a plan a principal purpose of which is to avoid the purposes of section 7874.

In July of 2015, we completed our internal restructuring. As part of the internal restructuring, Wanchun Biotech contributed all of the stock of BeyondSpring U.S., a U.S. corporation, to BVI Biotech, a non-U.S. entity, in exchange for all of the outstanding interests in BVI Biotech, or the BeyondSpring U.S. transfer. Shortly thereafter, Wanchun Biotech transferred all of the interests in BVI Biotech to us in exchange for 300,000 of our ordinary shares, or the BVI Biotech transfer.

Based on the rules in effect under section 7874 at the time of the internal restructuring, we believe that the BVI Biotech transfer did not constitute the indirect acquisition of substantially all of the properties held directly or indirectly by a U.S. corporation and that, therefore, the BVI Biotech transfer, in and of itself, did not implicate section 7874. Moreover, we believe that the BVI Biotech transfer satisfied the foreign-parented group exception and, therefore, did not prevent the application of the internal group restructuring exception to the BeyondSpring U.S. transfer. As a result, we believe that, under the law in effect in July of 2015, the section 7874 ownership percentage with respect to the BeyondSpring U.S. transfer was less than 80% and that neither the BeyondSpring U.S. transfer nor the BVI Biotech transfer triggered the application of section 7874. Accordingly, we expect that we are not treated as a U.S. corporation for U.S. federal income tax purposes.

Notwithstanding, the determination of the section 7874 percentage and the application of the various exceptions are complex and subject to factual and legal uncertainties. Moreover, changes to section 7874 or the U.S. Treasury regulations promulgated thereunder (or other relevant provisions of U.S. federal income tax law), which could be given prospective or retroactive effect, could adversely affect the section 7874 analysis with respect to our status as a non-U.S. corporation for U.S. federal income tax purposes. As a result, there can be no assurance that the IRS will agree with the position that we should not be treated as a U.S. corporation for U.S. federal income tax purposes. If the IRS were to prevail with an assertion that the exceptions described above do not apply with respect to the internal restructuring or that the internal restructuring runs afoul of the section 7874 anti-abuse rules or other substance-over-form or similar principles, we could be treated as a U.S. corporation for U.S. federal income tax purposes.

The remainder of this discussion assumes that we are not treated as a U.S. corporation for U.S. federal income tax purposes.

Taxation of Dividends

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of distributions on our ordinary shares (including any amounts withheld in respect of PRC withholding taxes) will generally be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includable in your gross income as ordinary income on the day actually or constructively received. Such dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. The following discussion assumes that any dividends will be paid in U.S. dollars.

With respect to individuals and certain other non-corporate holders, dividends paid on our ordinary shares may be subject to reduced rates of taxation provided that (1) our ordinary shares are regularly tradeable on an established securities market in the United States, or, in the event we are deemed to be a PRC resident enterprise under the EIT Law, we are eligible for the benefit of the Treaty, (2) we are not a PFIC (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period and other requirements are met. For this purpose, ordinary shares traded on the NASDAQ Stock Market will be considered to be regularly tradeable on an established securities market in the United States. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.

Dividends will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. In the event that we are deemed to be a PRC resident enterprise under the EIT Law, you may be subject to PRC withholding taxes on dividends paid on our ordinary shares. Depending on your particular facts and circumstances, you may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding the applicable Treaty rate) on dividends received on the ordinary shares. If you do not elect to claim a foreign tax credit for foreign taxes withheld, you may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholdings, but only for a year in which you elect to do so for all creditable foreign incomes taxes. The rules governing the foreign tax credit are complex. You are advised to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

To the extent that the amount of any distribution on the ordinary shares exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a return of capital, causing a reduction in your adjusted tax basis in the ordinary shares, and the balance in excess of adjusted tax basis will be taxed as capital gain recognized on a sale or exchange, as described below under “—Sale, Exchange or Other Taxable Disposition of Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. Therefore, you should expect to treat the full amount of the distribution as a dividend for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

You will recognize gain or loss on the sale, exchange or other taxable disposition of our ordinary shares equal to the difference between the amount realized on such sale, exchange or other taxable disposition and your adjusted tax basis in our ordinary shares. Subject to the discussion under “—Passive Foreign Investment Company” below, such gain or loss will generally be capital gain or loss, which will be long-term capital gain or loss if your holding period for the shares exceeds one year at the time of disposition. Long-term capital gains are generally eligible for a preferential rate of taxation for individuals and certain other non-corporate U.S. Holders. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code.

Any gain or loss you recognize will generally be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes. However, if we were to be treated as a PRC resident enterprise for the EIT Law purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as PRC-source gain under the Treaty and credit any PRC tax imposed with respect to such gain against your U.S. federal income tax liability with respect to such gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources in the same category. You should consult your tax advisor regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of the ordinary shares, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances.

Passive Foreign Investment Company

If a non-U.S. company is classified as a PFIC in any taxable year, a U.S. Holder of such PFIC’s shares will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that such U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

Under the PFIC rules, any excess distributions received or gain realized with respect to a PFIC’s stock are allocated ratably over a U.S. Holder’s holding period in such stock. Amounts allocated to the U.S. Holder’s current taxable year and any taxable year prior to PFIC classification are taxed as ordinary income, while amounts allocated to other taxable years are taxed at the highest rate of tax in effect for such U.S. Holder in such years and increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each other taxable year.

A non-U.S. company will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

•	at least 75% of its gross income is “passive income”; or
•	at least 50% of the average quarterly value of its total gross assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions and the excess of gains over losses from the disposition of assets which produce passive income. If a non-U.S. company owns at least 25% by value of the stock of another company, the non-U.S. company is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other company and as receiving directly its proportionate share of the other company’s income.

Based on current business plans and financial expectations, it is likely that we will be a PFIC for the current taxable year and in future taxable years. However, because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for the current taxable year or other years until after the close of the taxable year. Moreover, we must determine our PFIC status annually based on tests which are factual in nature, and our status in future years will depend on our income, assets and activities in each of those years and, as a result, cannot be predicted with certainty as of the date hereof.

If we are classified as a PFIC in any year with respect to which you own our ordinary shares, we will continue to be treated as a PFIC with respect to you in all succeeding years during which you own our ordinary shares, regardless of whether we continue to meet the tests described above, unless you make certain elections (as described below) with respect to our ordinary shares that may mitigate some of the adverse tax consequences resulting from PFIC treatment. If you own our ordinary shares during any year in which we are classified as a PFIC, you will generally be required to file an IRS Form 8621 with respect to the company with your federal income tax return for that year.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock in order to avoid taxation under the rules described above. If a U.S. Holder were to make a valid mark-to-market election for the ordinary shares of a PFIC, such U.S. Holder would include in income, for each year that such company is treated as a PFIC, an amount equal to the excess, if any, of the fair market value of the PFIC’s ordinary shares held by such U.S. Holder as of the close of the year over such U.S. Holder’s adjusted basis in such ordinary shares. Amounts included in your income under a mark-to-market election, as well as any gain on the actual sale or other disposition of ordinary shares, will be treated as ordinary income. The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our ordinary shares are listed on the NASDAQ Capital Market, which is a qualified exchange or other market for these purposes. If our ordinary shares continue to be listed on the NASDAQ Capital Market and are regularly traded, and you are a holder of our ordinary shares, we expect that the mark-to-market election would be available to you were we to be or become a PFIC. However, because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs of a PFIC, you would technically continue to be subject to the PFIC rules with respect to any indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Alternatively, a U.S. Holder of shares in a PFIC may avoid taxation under the rules described above by making a “qualified electing fund” election, to include in income its share of the PFIC’s income on a current basis. However, a U.S. Holder can only make a qualified electing fund election with respect to ordinary shares in a PFIC if such company agrees to furnish such U.S. Holder with certain tax information annually. We currently do not intend to prepare or provide such information. Therefore you should assume that you will not receive such information from us and would therefore be unable to make a qualified electing fund election with respect to any of our ordinary shares were we to be or become a PFIC.

You should consult your tax advisor regarding whether we are a PFIC as well as the potential U.S. federal income tax consequences of holding and disposing of our ordinary shares if we are or become classified as a PFIC, including the possibility of making a mark-to-market election or a qualifying electing fund election.

U.S. Holders are urged to consult their tax advisors regarding the consequences of acquiring, owning and disposing our ordinary shares in light of their particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated July      , 2019, between us and William Blair & Company, L.L.C., as underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the ordinary shares offered by this prospectus supplement.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the ordinary shares if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the ordinary shares subject to its acceptance of the ordinary shares from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter may offer and sell the shares through one or more of its affiliates or selling agents.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of ordinary shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriter exercises this option, the underwriter will be obligated, subject to certain conditions, to purchase such ordinary shares.

Commission and Expenses

The underwriter has advised us that it proposes to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, at that price less a concession not in excess of $       per ordinary share. After the initial offering, the underwriter may change the offering price and other selling terms.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $      . We have also agreed to reimburse the underwriter for certain of its expenses in an amount up to $50,000 in the aggregate.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “BYSI.”

No Sales of Similar Securities

We, our directors and officers have agreed that, subject to specified limited exceptions, for a period of 90 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge or otherwise dispose of, including the filing of a registration statement in respect of, or hedge any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for, our capital stock or publicly announce the intention to effect any such transaction. The underwriter may in its sole discretion release any of the securities subject to these lock-up agreements at any time.

Market Making, Stabilization and Other Transactions

The underwriter may make a market in the ordinary shares as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ordinary shares, that you will be able to sell any of the ordinary shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter has advised us that it, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional ordinary shares in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional ordinary shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of ordinary shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the ordinary shares. A syndicate covering transaction is the bid for or the purchase of ordinary shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering.

Neither we, nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriter is not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

The underwriter may also engage in passive market making transactions in our ordinary shares on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ordinary shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. The underwriter may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by any of the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriter and its affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase ordinary shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

NOTICE TO INVESTORS

Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the ordinary shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the ordinary shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the Company and the underwriter provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the ordinary shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of the ordinary shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the ordinary shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the ordinary shares will be deemed to have represented to the Company and the underwriter that the investor (i) is purchasing the ordinary shares as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the ordinary shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the ordinary shares or with respect to the eligibility of the ordinary shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

People’s Republic of China

This prospectus supplement may not be circulated in the People’s Republic of China and does not constitute a public offer of the securities offered by this prospectus supplement, whether by sale or subscription, in the People’s Republic of China, or the PRC. The securities are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the securities without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended), or FIEA, and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

•	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;
•	where no consideration is given for the transfer; or
•	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the “Order,” and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person.”

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the ordinary shares. With the exception of the SEC registration fee and the Financial Industry Regulatory Authority filing fee, all amounts are estimates.

Securities and Exchange Commission registration fee	$0
Financial Industry Regulatory Authority filing fee	$0
Printing and engraving expenses	$5,000
Legal fees and expenses	$170,000
Accounting fees and expenses	$36,000
Miscellaneous	$50,000
Total	$261,000

LEGAL MATTERS

The validity of the ordinary shares relating to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to Chinese law will be passed upon for us by Han Kun Law Offices and for the underwriter by Fangda Partners. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mayer Brown LLP, New York, New York, is U.S. counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of BeyondSpring Inc. appearing in BeyondSpring Inc.’s Annual Report on Form 20-F for the year ended December 31, 2018 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

A portion of our assets, including certain Chinese patents, are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to Chinese law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or China would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (2) entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Maples and Calder (Hong Kong) LLP and Han Kun Law Offices have advised us that, as of the date of this prospectus supplement, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Maples and Calder (Hong Kong) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, (6) not inconsistent with a Cayman Islands judgement in respect of the same matter and (7) not impeachable on the grounds of fraud. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Han Kun Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Han Kun Law Offices has advised us further that under Chinese law, courts in China will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus supplement, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a Chinese court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus supplement, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus supplement is part, with respect to the ordinary shares that we will offer. This prospectus supplement and any accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the ordinary shares we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and to submit to the SEC, reports on Form 6-K.

You may inspect a copy of the registration statement of which this prospectus supplement is a part and its accompanying exhibits and schedules, as well as the reports and other information we file electronically with the SEC, without charge, on the SEC’s website. The address of the site is www.sec.gov.

We maintain a corporate website at www.beyondspringpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F (File No. 001-38024) for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019;
•	our Current Reports on Form 6-K filed or furnished with the SEC on May 22, 2019, July 10, 2019 and July 10, 2019 (other than the portions of those reports not deemed to be filed);
•	the description of share capital contained in the Registration Statement on Form 8-A, as filed with the SEC on March 6, 2017 (File No. 001-38024), and including any amendments or reports filed for the purpose of updating such description;
•	with respect to each offering of ordinary shares under this prospectus supplement, each subsequent Annual Report on Form 20-F and each report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus supplement and until the termination or completion of that offering under this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

BeyondSpring Inc.
28 Liberty Street, 39th Floor
New York, New York 10005
Tel: +1 (646) 305-6387
Attention: Chief Financial Officer

PROSPECTUS

BeyondSpring Inc.

5,000,000
Ordinary Shares

We may from time to time offer and sell, in one or more offerings, up to 5,000,000 of our ordinary shares, par value $0.0001 per share. Any time we offer ordinary shares covered by this prospectus, we will provide a prospectus supplement, if required. Any such prospectus supplement will provide specific information about the terms of that offering and may also add, update or change information contained in this prospectus.

We may offer the ordinary shares for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any of the ordinary shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the “Plan of Distribution” and “About this Prospectus” sections for more information.

You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest in our securities together with additional information described under the heading “Where You Can Find More Information.” Our ordinary shares are quoted on the NASDAQ Capital Market under the symbol “BYSI.” The closing price of our ordinary shares, as reported on the NASDAQ Capital Market on April 24, 2018, was $30.00.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated May 3, 2018

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a Registration Statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process we may, from time to time, offer and sell, in one or more offerings, up to 5,000,000 of our ordinary shares. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus only provides you with a general description of our ordinary shares that we may offer. Each time we sell our ordinary shares, we will provide a prospectus supplement containing specific information about the offering, if required. Any such prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our ordinary shares, you should carefully read both this prospectus and any prospectus supplement together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement can be read on the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any ordinary shares described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our ordinary shares in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We may sell our ordinary shares to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

“BeyondSpring,” the “Company,” “our Company,” the “Registrant,” “us,” “we,” “our” and similar designations refer to Dalian Wanchun Biotechnology Co., Ltd., or Wanchun Biotech, the former holding company of our U.S. subsidiary, and its consolidated subsidiaries, as a whole, prior to the completion of our internal corporate reorganization, and BeyondSpring Inc. and its consolidated subsidiaries, after the completion of our internal corporate reorganization on July 20, 2015.

“Our shares,” “ordinary shares” and similar expressions refer to the Registrant’s ordinary shares, par value $0.0001 per share.

“Dollars,” “U.S.$” or “$” refer to United States Dollars.

“PRC” or “China” refer to the People’s Republic of China.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Securities Act” refers to the Securities Act of 1933, as amended.

“FINRA” refers to the Financial Industry Regulatory Authority.

“NASDAQ” refers to the NASDAQ Capital Market.

“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

OUR COMPANY

We are a global clinical stage biopharmaceutical company focused on the development and commercialization of innovative cancer therapies. Our lead asset, Plinabulin, is being studied in late stage clinical trials for its potential benefit in the prevention of chemotherapy induced grade 4 neutropenia, or CIN, and as an anticancer agent in combination with docetaxel in advanced non-small cell lung cancer, or NSCLC. We are also investigating Plinabulin’s therapeutic potential in combination with various immuno-oncology indications. One indication is currently in two Phase 1/2 clinical trials of Plinabulin in combination with the immuno-oncology agent nivolumab. We also expect two investigator initiated trials in 2018, one in combination with programmed cell death protein 1, or PD-1 and CTLA-4 antibodies as a treatment for small cell lung cancer and the other in combination with pembrolizumab and platinum-based chemotherapy agents as a first-line treatment for NSCLC. We acquired global rights to Plinabulin in its entirety, including its Phase 2 clinical trial data, from Nereus Pharmaceuticals, Inc., or Nereus, and currently own global rights in all countries except for China and Hong Kong, where we own a 60% interest through our majority-owned Chinese subsidiary, Dalian Wanchunbulin Pharmaceuticals Ltd., which holds 100% of the rights to Plinabulin in those geographic areas. We also own a 100% interest in a pipeline of preclinical immune-oncology product candidates that are in development as well as a ubiquitin-mediated degradation platform.

BeyondSpring Inc. was incorporated as an exempted company under the laws of the Cayman Islands on November 21, 2014. In July 2015, we completed our internal restructuring. Our principal executive offices are located at 28 Liberty Street, 39th Floor, New York, NY 10005 and our telephone number is +1 (646) 305-6387. Our registered office in the Cayman Islands is located at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the U.S. is CT Corporation System located at 111 Eighth Avenue, New York, New York 10011. Our website is www.beyondspringpharma.com. The information contained on, or that can be accessed through, our website does not constitute part of this annual report and is not incorporated by reference herein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain forward-looking statements. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements in this prospectus include, but are not limited to, statements about:

•	the initiation, timing, progress and results of our studies in animals and clinical trials, and our research and development programs;
•	our ability to advance our product candidates into, and successfully complete, clinical trials;
•	our reliance on the success of our clinical-stage product candidates;
•	the timing or likelihood of regulatory filings and approvals;
•	the commercialization of our product candidates, if approved;
•	our ability to develop sales and marketing capabilities;
•	the pricing and reimbursement of our product candidates, if approved;
•	the implementation of our business model, strategic plans for our business and technology;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;
•	costs associated with defending intellectual property infringement, product liability and other claims;
•	regulatory development in the United States, China and other jurisdictions;
•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;
•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	the rate and degree of market acceptance of our product candidates;
•	developments relating to our competitors and our industry, including competing therapies;
•	our ability to effectively manage our anticipated growth;
•	our ability to attract and retain qualified employees and key personnel;
•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;
•	the future trading price of our ordinary shares and impact of securities analysts’ reports on these prices; and
•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

The “Risk Factors” section of this prospectus references the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, and in our updates, if any, to those risk factors in our reports of foreign private issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) offer and sell, in one or more offerings, up to 5,000,000 of our ordinary shares. The price per ordinary share offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

HISTORICAL SHARE PRICE

Our ordinary shares have been quoted on the NASDAQ under the symbol “BYSI” since March 9, 2017. Prior to that date, there was no public trading market for our ordinary shares. Our initial public offering was priced at $20.00 per share on March 8, 2017. The following table sets forth for the periods indicated the high and low sales prices per ordinary share as reported on NASDAQ:

	Low	High
	(in U.S. dollars)
Annual:
2018 (through April 24, 2018)	20.39	33.93
2017 (beginning March 9, 2017)	16.55	48.49
Quarterly:
Second Quarter 2018 (through April 24, 2018)	26.52	31.10
First Quarter 2018	19.55	34.00
Fourth Quarter 2017	28.04	40.87
Third Quarter 2017	34.01	48.49
Second Quarter 2017	19.40	45.00
First Quarter 2017 (beginning March 9, 2017)	16.55	21.90
Most Recent Six Months (and Most Recent Partial Month):
April 2018 (through April 24, 2018)	26.52	31.10
March 2018	19.55	30.50
February 2018	20.42	28.29
January 2017	23.41	34.00
December 2016	28.04	34.00
November 2016	29.13	36.88
October 2017	28.99	40.87

The closing price of our ordinary shares, as reported on NASDAQ on April 24, 2018 was $30.00.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our ordinary shares pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered under this prospectus for funding our research and development activities and for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, clinical trial expenditures, commercial expenditures and capital expenditures.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time and the Companies Law (2018 Revision) of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.

As of March 30, 2018, our authorized share capital was $50,000, consisting of 500,000,000 ordinary shares, par value of U.S. $0.0001, each. As of March 30, 2018, 22,455,702 ordinary shares issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

The following are summaries of material provisions of our current amended and restated memorandum and articles of association that became effective immediately prior to the completion of our initial public offering, or IPO, in March 2017, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company

Under our amended and restated memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the voting share capital of our Company present in person or by proxy.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding not less than a majority of all voting share capital of our Company in issue. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding at the date of deposit of the requisition not less than ten percent of our voting share capital in issue. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Law and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
•	the instrument of transfer is in respect of only one class of shares;
•	the instrument of transfer is properly stamped, if required;
•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
•	a fee of such maximum sum as the NASDAQ Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our board of directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NASDAQ Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board of directors may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our Company may also repurchase any of our shares (including any redeemable shares) provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our amended and restated memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of the company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to our amended and restated memorandum and articles of association, be varied with the consent in writing of the holders of not less than two thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, dividend rates, conversion rights, voting rights; and
•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and
•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our board of directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) hold a general meeting in each year as our annual general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors. Our board of directors shall give not less than seven calendar days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than ten percent of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;
•	is not required to open its register of members for inspection;
•	does not have to hold an annual general meeting;
•	may issue negotiable or bearer shares or shares with no par value;
•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	may register as a limited duration company; and
•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;
•	the date on which the name of any person was entered on the register as a member; and
•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members should be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

History of Securities Issuances

The following is a summary of our securities issuances for the past three years.

On July 20, 2015 we issued 300,000 ordinary shares to Wanchun Biotech in exchange for 100% equity interest in Wanchun Biotechnology Limited, the immediate parent of BeyondSpring U.S., in which Wanchun Biotech had previously invested $3,000,000.

On September 14, 2016, we issued 1,129,628 ordinary shares pursuant to Series B round of ordinary shares financing for aggregate cash consideration of $15,250,000.

On March 14, 2017, we completed our IPO on the NASDAQ Capital Market pursuant to which we issued 174,286 ordinary shares at $20.00 per ordinary share for gross proceeds of $3,486,000. In conjunction with our IPO, we issued 2,541,048 ordinary shares in a private placement to certain investors at $20.00 per ordinary share for gross proceeds of $50,821,000. Immediately prior to our IPO, we issued 2,112,963 ordinary shares to NPBSIPO Liquidating Trust, or Nereus Trust, in exchange for the termination of the relevant royalty payment arrangements with the seller of the patent of Plinabulin.

In connection with our initial public offering, we adopted the 2017 Omnibus Incentive Plan, or our 2017 Incentive Plan, to provide additional incentives to selected directors, officers, employees and consultants, and to enable our Company to obtain and retain the services of these individuals. The 2017 Incentive Plan enables us to grant options, restricted shares or other awards to our directors, employees and consultants. We authorized 2,137,037 ordinary shares to be available for grant pursuant to awards under the 2017 Incentive Plan, and as of March 30, 2018, there were 416,260 shares remaining available for grant. As of March 30, 2018, there were the following outstanding awards under the 2017 Incentive Plan: (i) 243,162 unvested restricted shares (of which 143,162 were subject to time-based vesting and 100,000 were subject to performance-based vesting); (ii) 373,000 options, of which 283,000 were vested (with a weighted average exercise price of $29 per share) and 90,000 were unvested (with a weighted average exercise price of $28.43 per share) (of which 75,500 were subject to time-based vesting and 14,500 were subject to performance-based vesting); and (iii) 600,000 in other stock-based awards, all unvested and subject to performance-based vesting.

Differences in Corporate Law

The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;
•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and a derivative action may ordinarily not be brought by a minority shareholder. However, based on English authority, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a minority shareholder may be permitted to commence a representative action against, or derivative actions in the name of, our Company to challenge:

•	an act which is ultra vires the company or illegal and is therefore incapable of ratification by the shareholders,
•	an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company, or
•	an act which requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association require us to indemnify every director, alternate director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such indemnified person’s own dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our amended and restated articles of association allow our shareholders holding not less than ten percent of all voting power of our share capital in issue to requisition a shareholder’s meeting, in which case our board of directors is obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder, generally, is a person who, or a group which, owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our amended and restated articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders, or by an ordinary resolution on the basis that our Company is unable to pay its debts as they fall due.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Registration Rights

On January 30, 2013, Wanchun Biotech and Nereus entered into an asset purchase agreement, wherein Wanchun Biotech purchased certain intellectual property rights to Plinabulin, in exchange for certain royalty payments. Nereus was dissolved in February 2013. In connection with the termination of the asset purchase agreement, BeyondSpring Inc. entered into a termination agreement, or the Termination Agreement, with Wanchun Biotech and Nereus (which was executed by Fortis Advisors LLC in an administrative capacity as an agent of Nereus), on February 2, 2015. Pursuant to the Termination Agreement, the Nereus Trust is entitled to demand rights with respect to the registration of up to 2,112,963 shares under the Securities Act. Under the terms of the Termination Agreement, we will be required, upon demand, to file a registration statement covering the shares requested to be registered for public resale and use our commercially reasonable efforts to effect the registration of such shares. We are required to effect only one registration pursuant to this provision of the Termination Agreement. A demand for registration may be made any time following March 14, 2018. The shares held by Nereus Trust will cease to be entitled to registration rights (i) upon the sale of any such shares in a registered offering or pursuant to Rule 144 under the Securities Act or (ii) if such shares are eligible to be sold without restrictions pursuant to Rule 144 under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares are listed on the NASDAQ under the symbol “BYSI.”

PLAN OF DISTRIBUTION

We may sell or distribute our ordinary shares from time to time in one or more public or private transactions:

•	through underwriters;
•	through agents;
•	to dealers;
•	directly to one or more purchasers;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	in block trades;
•	through a combination of any of the above; and
•	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us:

•	at market prices prevailing at the time of sale;
•	at varying prices determined at the time of sale; or
•	at negotiated or fixed prices.

At any time a particular offer of the ordinary shares is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the ordinary shares and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In compliance with certain guidelines of FINRA, with respect to shelf registration statements, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus and any applicable prospectus supplement.

In addition, we may distribute the ordinary shares as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the ordinary shares and reoffer them to the public by one or more of the methods described above.

Through Underwriters

If underwriters are used in a sale or distribution, the ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the ordinary shares if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the ordinary shares in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the ordinary shares they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the ordinary shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the ordinary shares, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We may sell or distribute the ordinary shares directly or through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the ordinary shares covered by this prospectus, we will sell those ordinary shares to dealers as principals. The dealers may then resell the ordinary shares to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We may sell or distribute the ordinary shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the ordinary shares from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the ordinary shares. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the ordinary shares, hold or resell ordinary shares acquired and purchase options or futures on the ordinary shares and other derivative instruments with returns linked to or related to changes in the price of the ordinary shares. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the ordinary shares to the public, including short sales, or by lending the ordinary shares in order to facilitate short sale transactions by others. The underwriters may also use the ordinary shares purchased or borrowed from us or others (or, in the case of derivatives, ordinary shares received from us in settlement of those derivatives) to directly or indirectly settle sales of the ordinary shares or close out any related open borrowings of the ordinary shares.

Loans of Securities

We may loan or pledge the ordinary shares to a financial institution or other third party that in turn may sell the ordinary shares using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered ordinary shares may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered ordinary shares by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-3, of which this prospectus is part, with respect to the ordinary shares we will offer. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the Registration Statement, including its exhibits and schedules. You should refer to the Registration Statement, including the exhibits and schedules, for further information about us and the ordinary shares we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the Registration Statement, because those statements are qualified in all respects by reference to those exhibits. The Registration Statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and to submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year.

Copies of reports and other information, when so filed, may be inspected without charge and may be obtained at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.beyondspringpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F (File No. 001-38024) for the fiscal year ended December 31, 2017, filed with the SEC on April 3, 2018;
•	with respect to each offering of ordinary shares under this prospectus, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this Registration Statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

BeyondSpring Inc.
28 Liberty Street, 39th Floor
New York, New York 10005
Tel: +1 (646) 305-6387
Attention: Chief Financial Officer

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

A portion of our assets, including certain Chinese patents, are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to Chinese law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or China would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Maples and Calder (Hong Kong) LLP and Han Kun Law Offices have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Maples and Calder (Hong Kong) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, (6) not inconsistent with a Cayman Islands judgement in respect of the same matter and (7) not impeachable on the grounds of fraud. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Han Kun Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Han Kun Law Offices has advised us further that under Chinese law, courts in China will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a Chinese court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

LEGAL MATTERS

The validity of the ordinary shares relating to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to Chinese law will be passed upon for us by Han Kun Law Offices. Certain legal matters relating to U.S. law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of BeyondSpring Inc. appearing in BeyondSpring Inc.’s Annual Report on Form 20-F for the year ended December 31, 2017 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$

Ordinary Shares

BeyondSpring Inc.

PROSPECTUS SUPPLEMENT
July   , 2019

William Blair